Exhibit 99.1
Great Western Bancorp, Inc. Announces Earnings for First Quarter Fiscal Year 2021
Highlights for the First Quarter of Fiscal Year 2021 (all quarterly comparisons in this document refer to the fourth quarter of fiscal year 2020, except as noted)
•Net income of $41.3 million, or $0.75 per diluted share, up from $11.1 million, or $0.20 per diluted share
•Net interest income1 of $109.5 million, up from $107.5 million, with net interest margin1 of 3.63%, up from 3.51%
•Noninterest income of $14.1 million, up from a loss of $4.0 million
•Noninterest expense of $57.4 million, down from $74.9 million
•Average total loans of $9.57 billion, a decrease of $0.45 billion
◦Includes the sale of $208.8 million of loans secured by hotels, reducing the hotel (excluding casino hotels) portfolio size by 20.2%
•Average deposits of $11.13 billion, an increase of $0.10 billion
•Allowance for credit losses ("ACL") of $308.8 million of total loans, up $158.9 million
◦ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, ("CECL") adoption on October 1, 2020 resulted in a Day 1 increase of $177.3 million in the ACL and a cumulative effect adjustment decrease of $132.9 million (after-tax) to retained earnings.
•Net charge-offs of $30.4 million, or 1.22% of average total loans (annualized), up from $15.1 million and 0.59%, respectively
◦Excluding the impact from the hotel loan portfolio sales, net charge-offs were $4.8 million, or 0.19% of average total loans (annualized)
•Total capital ratio of 14.3%, up from 13.3%; tier 1 capital of 12.7%, up from 11.8%; common equity tier 1 capital of 12.0%, up from 11.0%
•The Company's Board of Directors declared a quarterly dividend of $0.01 per share
Sioux Falls, SD - January 27, 2021 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $41.3 million, or $0.75 per diluted share, for the first quarter of fiscal year 2021, compared to net income of $11.1 million, or $0.20 per diluted share, for the fourth quarter of fiscal year 2020.
"Our quarterly results reflect the meaningful progress in key areas over the past several months," said Mark Borrecco, President and Chief Executive Officer. "Our focus on credit risk management resulted in a 10.0% decrease in nonaccrual loans. We reduced our hotel (excluding casino hotels) portfolio by 20.2% through multiple sales at a 12.0% discount to loan value, and our deferrals tracked lower to 1.29% of loans excluding Paycheck Protection Program ("PPP") loans. Our adoption of CECL allowed us to build an ACL to total loans ratio of 3.50% (excluding PPP loans), and we managed funding and noninterest cost savings leading to $66.3 million of pre-tax pre-provision income2. Our conservative and measured actions helped further strengthen our total capital position to 14.3%."
"We have taken multiple steps to reshape our small business and treasury management functions, and I am excited that we saw progress this past quarter. While in the near term we will continue to focus on improving asset quality and de-risking the balance sheet, we are implementing initiatives to simplify processes and improve client experience."
Impact and Response to COVID-19 Pandemic
We remain focused on keeping our employees safe and our bank running effectively to serve our customers. We are managing branch access and occupancy levels in relation to cases and close contact scenarios, encouraging remote work and supporting our employees with paid time off and following CDC guidelines for those working in the office. For our customers, we are supporting PPP, having provided $727.3 million in loans to over 4,800 customers and now having processed $27.8 million of loans through the forgiveness pathway. We are prepared to provide additional PPP lending as part of the recently enacted Economic Aid to Hard Hit Small Businesses, Non-Profits, and Ventures Act.
Net Interest Income and Net Interest Margin1
Net interest income was $109.5 million for the quarter, an increase of $2.0 million, while net interest margin was 3.63%, a 12 basis point increase from 3.51%. Adjusted net interest income2 was $106.1 million, an increase of $2.1 million, and adjusted net interest
1 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.
2 This is a non-GAAP financial measure management believes is helpful to understanding trends in business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
1-

Exhibit 99.1
margin2 was 3.52% for the quarter, an increase of 12 basis points from the prior quarter. Interest income was lower by $1.2 million as loan interest decreased slightly and securities interest decreased by $1.2 million. Loan interest reflects a decrease of $3.7 million from lower volumes and lower yields largely offset by a $3.6 million increase in net recovery of interest on nonaccrual loans. Securities interest decreased due to lower yields driven by the low interest rate environment. The decrease in interest income was offset by a $3.2 million decrease in interest expense driven by a $1.8 million decrease in deposit interest from increased noninterest bearing deposits and lower yields on interest-bearing deposits, along with a $1.4 million decrease in borrowings interest following the prepayment of FHLB borrowings in the prior quarter.
Noninterest Income
Noninterest income was $14.1 million for the quarter, an increase of $18.1 million from the prior quarter, driven by a $2.0 million increase in core revenue items and a $23.7 million improvement in fair value adjustments and derivative interest items, offset by a $7.6 million decrease in securities gains. The increase in core revenue was driven by slight increases in mortgage banking revenue on strong origination demand and in service charges from a continued rebound in customer transaction activity. The improvement in fair value adjustments was driven primarily by a total of $21.5 million in charges incurred in the prior quarter and realized losses on certain loans, including a swap break fee.
Noninterest Expense
Total noninterest expense was $57.4 million for the quarter, a decrease of $17.5 million from the prior quarter. A large portion of the decrease was driven by several items incurred in the prior period, including a $7.6 million FHLB prepayment expense, a $2.0 million expense related to the completion of the FDIC loss-sharing agreement, approximately $1.8 million in severance, closure and consulting costs, and a $0.9 million decrease in the unfunded commitment reserve, which is now accounted for within loan provisioning under CECL.
Other real estate owned expenses were $0.3 million, a decrease of $4.0 million from the prior quarter due to lower provisioning, and professional fees were $3.9 million, a decrease of $1.6 million from the prior quarter due to reductions in consulting costs and FDIC insurance premium.
The efficiency ratio1 was 46.2% for the quarter, compared to 72.1% for the prior quarter.
Asset Quality
The ACL was $308.8 million as of December 31, 2020, an increase of $158.9 million from the allowance for loan and lease losses of $149.9 million as of September 30, 2020. The increase was driven by the adoption of CECL on October 1, 2020, where we recognized a Day 1 increase in the ACL of $177.3 million, which was partially offset by the net impact from provisioning and charge-offs during the quarter.
Provision for credit losses on loans was $11.9 million for the quarter, compared to $16.9 million in the prior quarter under the incurred loss model.
Net charge-offs were $30.4 million, or 1.22% of average total loans (annualized) for the quarter, up $15.2 million and 63 basis points from the prior quarter, respectively. The increase was driven by $25.6 million of discount on the sales of certain hotel loans. Excluding those, net charge-offs for the quarter were $4.8 million, or 0.19% of average total loans (annualized).
The ratio of ACL to total loans was 3.24% as of December 31, 2020, an increase from 1.49% as of September 30, 2020. Excluding PPP loans the ratio was 3.50%.
Included within total loans are approximately $611.6 million of loans with long-term maturities that use derivatives to manage a fixed rate structure for the customer and for which management has elected the fair value accounting option. These loans are excluded from the ACL, but management has estimated that approximately $27.5 million of the fair value adjustment for these loans relates to credit risk, or 0.29% of total loans.
Nonaccrual loans were $292.4 million as of December 31, 2020, a decrease of $32.6 million from $324.9 million as of September 30, 2020, driven by a number of payoffs causing agriculture loans to decline by $24.7 million and non-agriculture loans to decrease by $7.9 million. Classified loans, which include nonaccrual loans, were $716.9 million as of December 31, 2020, a decrease of $52.6 million from $769.5 million as of September 30, 2020, driven by a number of upgraded agriculture relationships, and a number of payoffs and sales in both agriculture and non-agriculture loans, partially offset by approximately $54.0 million in new hotel downgrades. Total other repossessed property balances were $18.1 million for the quarter, a decrease of $1.9 million from the prior quarter.
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Exhibit 99.1
A summary of total credit-related charges incurred during current, previous and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the three months ended:
Item	Included within F/S Line Item(s):	December 31, 2020	September 30, 2020	December 31, 2019
		(dollars in thousands)
Provision for credit losses ¹	Provision for credit losses	$11,899	$16,853	$8,103
Increase (decrease) unfunded commitment reserve ¹	Other noninterest expense ¹	—	(920)	200
Net other repossessed property charges	Net loss on repossessed property and other related expenses	345	4,350	342
Net (recovery) reversal of interest income on nonaccrual loans	Interest income on loans	(2,913)	730	2,006
Net realized credit loss on derivatives	Change in fair value of FVO loans and related derivatives	210	1,243	—
Loan fair value adjustment related to credit	Change in fair value of FVO loans and related derivatives	1,464	23,407	2,134
Total credit-related charges		$11,005	$45,663	$12,785
[1] Beginning in the first quarter of fiscal year 2021, increase in unfunded commitment reserve is included in provision for credit losses.
We continue to evaluate the impact of COVID-19 on our loan portfolio. Industries such as hotels & resorts (excluding casino hotels), casino hotels, restaurants, oil & energy, retail malls, airlines and healthcare have experienced significant revenue loss due to COVID-19. Within our portfolio we are closely monitoring the following segments with elevated risk (excluding PPP loans): hotels & resorts (excluding casino hotels) with $822.6 million, or 8.6% of total loans, restaurants with $123.1 million, or 1.3% of total loans, arts and entertainment with $115.5 million, or 1.2% of total loans, senior care with $312.1 million, or 3.3% of total loans, and skilled nursing with $215.2 million, or 2.3% of total loans, for a total exposure of $1.59 billion, or 18.0% of total loans excluding PPP loans. Loan exposure in such other identified industries is either immaterial or has not shown general distress thus far. Loan deferrals related to COVID-19 relief have declined further to 1.29% of loans excluding PPP as of January 13, 2021 from 1.98% in the prior quarter.
Loans and Deposits
Total loans outstanding were $9.52 billion as of December 31, 2020, a decrease of $0.56 billion from the prior quarter. Average total loans outstanding were $9.57 billion as of December 31, 2020, a decrease of $0.45 billion from the prior quarter. The decrease in loans during the quarter was driven by sales of $208.8 million in hotel loans, a number of payoffs in nonaccrual and classified loans, an increase in paydowns across the commercial, agriculture and consumer portfolios, and processing of $27.8 million of PPP loan forgiveness.
Total deposits were $11.37 billion as of December 31, 2020, an increase of $364.5 million from the prior quarter, driven by a $438.5 million increase in checking and savings balances offset by a $67.9 million decrease in time deposits.
Capital
Tier 1 and total capital ratios were 12.7% and 14.3%, respectively, as of December 31, 2020, compared to 11.8% and 13.3% as of September 30, 2020. The common equity tier 1 capital ratio and tier 1 leverage ratio were 12.0% and 9.7%, respectively, as of December 31, 2020, compared to 11.0% and 9.4% as of September 30, 2020. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized." The Company has elected the 5 year CECL transition for regulatory capital ratios, resulting in an add-back of $129.5 million to common equity tier 1 capital as of December 31, 2020.
On January 27, 2021, the Company's Board of Directors declared a dividend of $0.01 per common share payable on February 26, 2021 to stockholders of record as of close of business on February 12, 2021.
Provision for Income Taxes
Income tax expense was $11.4 million for the quarter, an increase of $12.2 million from the prior quarter, yielding an effective rate of 21.6%. The increase was due to the prior quarter reflecting the impact of lower taxable income for the fiscal year 2020.
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the first quarter of fiscal year 2021 on Wednesday, January 27, 2021 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed by visiting ir.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on February 10, 2021. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10150836. International callers should dial (412) 317-0088 and enter the same conference ID number.
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Exhibit 99.1
Annual Stockholder Meeting
The Company's Board of Directors has set the Great Western Bancorp, Inc. Annual Stockholder Meeting to be held virtually at www.meetingcenter.io/225325833 on Tuesday, February 9, 2021. The meeting will commence at 9:00 a.m. Central Time. The record date for determination of stockholders entitled to notice of, and to vote at, the Annual Stockholder Meeting was December 11, 2020.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, strategies for managing troubled loans, the impact on the business arising from the COVID-19 pandemic and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At and for the three months ended:
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$117,195	$118,429	$121,472	$126,757	$133,060
Interest expense	$7,689	$10,903	$13,620	$23,260	$26,364
Noninterest income	$14,148	$(3,950)	$(11,683)	$(83)	$15,733
Noninterest expense	$57,449	$74,936	$67,049	$808,453	$56,930
Provision for credit losses ³	$11,899	$16,853	$21,641	$71,795	$8,103
Net income	$41,319	$11,136	$5,400	$(740,618)	$43,274
Adjusted net income ¹	$41,319	$11,136	$5,400	$29,080	$43,274
Common shares outstanding	55,105,105	55,014,189	55,014,047	55,013,928	56,382,915
Weighted average diluted common shares outstanding	55,247,343	55,164,548	55,145,619	55,906,002	56,457,967
Earnings per common share - diluted	$0.75	$0.20	$0.10	$(13.25)	$0.77
Adjusted earnings per common share - diluted ¹	$0.75	$0.20	$0.10	$0.52	$0.77
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.63%	3.51%	3.57%	3.59%	3.68%
Adjusted net interest margin (FTE) ¹ ²	3.52%	3.40%	3.47%	3.55%	3.65%
Return on average total assets ²	1.30%	0.35%	0.17%	(23.16)%	1.34%
Return on average common equity ²	15.2%	3.8%	1.9%	(155.3)%	9.0%
Return on average tangible common equity ¹ ²	15.3%	3.9%	2.0%	(9.3)%	15.0%
Efficiency ratio ¹	46.2%	72.1%	69.4%	63.5%	46.2%
Capital:
Tier 1 capital ratio	12.7%	11.8%	11.3%	11.3%	12.0%
Total capital ratio	14.3%	13.3%	12.9%	12.9%	13.0%
Tier 1 leverage ratio	9.7%	9.4%	9.3%	9.2%	10.4%
Common equity tier 1 ratio	12.0%	11.0%	10.6%	10.6%	11.3%
Tangible common equity / tangible assets ¹	8.3%	9.2%	8.9%	9.3%	9.7%
Book value per share - GAAP	$19.39	$21.14	$21.10	$20.97	$34.06
Tangible book value per share ¹	$19.28	$21.03	$20.98	$20.84	$20.77
Asset Quality:
Nonaccrual loans	$292,357	$324,946	$274,475	$213,075	$156,113
Other repossessed property	$18,086	$20,034	$19,231	$27,289	$39,490
Nonaccrual loans / total loans	3.07%	3.22%	2.66%	2.20%	1.62%
Net charge-offs (recoveries)	$30,357	$15,124	$9,433	$8,626	$6,096
Net charge-offs (recoveries) / average total loans ²	1.22%	0.59%	0.37%	0.36%	0.25%
Allowance for credit losses / total loans	3.24%	1.49%	1.44%	1.40%	0.76%
Watch-rated loans (under former risk rating system) ⁴	n/a	$982,841	$477,128	$420,252	$416,259
Special mention loans ⁴	$453,484	n/a	n/a	n/a	n/a
Criticized loans (special mention or worse) ⁴	$1,170,432	n/a	n/a	n/a	n/a
Classified loans (substandard or worse)	$716,948	$769,515	$702,795	$629,327	$640,501

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.
[3] Prior to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, on October 1, 2020, this line represented the provision for loan and lease losses under the incurred model.

[4] Upon implementation of the new risk rating system on October 1, 2020, the reported Watch rating was retired and new Special Mention loans and Criticized loans ratings were introduced for monitoring and reporting purposes.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At and for the three months ended:
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands)
Interest income
Loans	$107,323	$107,522	$109,227	$113,356	$119,431
Investment securities	8,119	9,294	10,532	11,329	11,498
Federal funds sold and other	155	105	112	558	608
Total interest income	115,597	116,921	119,871	125,243	131,537
Interest expense
Deposits	5,992	7,785	10,011	18,867	21,940
FHLB advances and other borrowings	880	2,221	2,539	3,155	3,113
Subordinated debentures and subordinated notes payable	817	897	1,070	1,238	1,311
Total interest expense	7,689	10,903	13,620	23,260	26,364
Net interest income	107,908	106,018	106,251	101,983	105,173
Provision for credit losses ¹	11,899	16,853	21,641	71,795	8,103
Net interest income after provision for loan and lease losses	96,009	89,165	84,610	30,188	97,070
Noninterest income
Service charges and other fees	9,624	9,413	7,731	9,188	11,409
Wealth management fees	3,029	2,913	2,773	3,122	2,964
Mortgage banking income, net	4,090	3,780	2,422	1,145	1,612
Net gain (loss) on sale of securities and other assets	248	7,890	—	—	—
Derivative interest expense	(3,393)	(3,541)	(3,040)	(1,251)	(890)
Change in fair value of FVO loans and related derivatives	(1,672)	(24,648)	(25,001)	(10,533)	(2,124)
Other derivative income (loss)	898	(890)	2,242	(2,889)	1,597
Other	1,324	1,133	1,190	1,135	1,165
Total noninterest income (loss)	14,148	(3,950)	(11,683)	(83)	15,733
Noninterest expense
Salaries and employee benefits	37,554	37,182	39,042	37,312	35,905
Data processing and communication	6,226	6,742	5,817	6,123	5,773
Occupancy and equipment	5,213	5,332	5,251	5,597	5,093
Professional fees	3,915	5,552	7,382	5,263	3,764
Advertising	556	823	750	958	865
Net loss on repossessed property and other related expenses	345	4,350	2,475	5,691	342
Goodwill and intangible assets impairment	—	—	—	742,352	—
Other	3,640	14,955	6,332	5,157	5,188
Total noninterest expense	57,449	74,936	67,049	808,453	56,930
Income (loss) before income taxes	52,708	10,279	5,878	(778,348)	55,873
Provision for (benefit from) income taxes	11,389	(857)	478	(37,730)	12,599
Net income (loss)	$41,319	$11,136	$5,400	$(740,618)	$43,274
[1] For the quarter ended December 31, 2020, this line includes a $(0.1) million decrease in unfunded commitment reserve. For the quarters ended September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, (decrease) increase in unfunded commitment reserve of $(0.9) million, $2.2 million, $0.4 million and $0.2 million, respectively, were recorded in other noninterest expense in the consolidated income statement.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands)
Assets
Cash and cash equivalents	$1,061,796	$432,887	$311,585	$347,486	$247,421
Investment securities	2,059,615	1,774,626	1,972,626	1,990,027	1,904,291
Total loans	9,517,876	10,076,142	10,313,999	9,693,295	9,626,224
Allowance for credit losses ¹	(308,794)	(149,887)	(148,158)	(135,950)	(72,781)
Loans, net	9,209,082	9,926,255	10,165,841	9,557,345	9,553,443
Goodwill	—	—	—	—	740,562
Other assets	483,890	470,671	484,276	492,950	405,948
Total assets	$12,814,383	$12,604,439	$12,934,328	$12,387,808	$12,851,665
Liabilities and stockholders' equity
Noninterest-bearing deposits	$2,858,455	$2,586,743	$2,592,376	$1,973,629	$2,029,872
Interest-bearing deposits	8,514,863	8,422,036	8,558,238	8,205,486	8,058,656
Total deposits	11,373,318	11,008,779	11,150,614	10,179,115	10,088,528
Securities sold under agreements to repurchase	80,355	65,506	70,362	64,809	66,289
FHLB advances and other borrowings	120,000	195,000	355,000	800,000	575,000
Other liabilities	172,209	172,221	197,708	190,420	201,179
Total liabilities	11,745,882	11,441,506	11,773,684	11,234,344	10,930,996
Stockholders' equity	1,068,501	1,162,933	1,160,644	1,153,464	1,920,669
Total liabilities and stockholders' equity	$12,814,383	$12,604,439	$12,934,328	$12,387,808	$12,851,665
[1] Prior to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, on October 1, 2020, this line represented the allowance for loan and lease losses under the incurred loss model.

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of		Fiscal year-to-date:
	December 31, 2020	September 30, 2020	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$482,462	$415,440	$67,022	16.1%
Owner-occupied CRE	1,411,558	1,411,894	(336)	—%
Non-owner-occupied CRE	2,660,682	2,910,965	(250,283)	(8.6)%
Multifamily residential real estate	476,159	536,642	(60,483)	(11.3)%
Total commercial real estate	5,030,861	5,274,941	(244,080)	(4.6)%
Agriculture	1,635,952	1,724,350	(88,398)	(5.1)%
Commercial non-real estate	2,054,478	2,181,656	(127,178)	(5.8)%
Residential real estate	708,086	830,102	(122,016)	(14.7)%
Consumer and other ¹	88,499	100,553	(12,054)	(12.0)%
Total loans	9,517,876	10,111,602	(593,726)	(5.9)%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process ²	—	(35,460)	35,460	(100.0)%
Total loans	$9,517,876	$10,076,142	$(558,266)	(5.5)%

[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, leases. Loans in process are included in this category beginning first quarter of fiscal year 2021.

[2] Beginning in the first quarter of fiscal year 2021, loan segments are presented based on amortized cost, which includes unpaid principal balance, unamortized discount on acquired loans, and unearned net deferred fees and costs, as a part of the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$492,105	$155	0.12%	$167,048	$105	0.25%	$32,803	$608	7.37%
Investment securities	1,905,771	8,119	1.69%	1,992,448	9,294	1.86%	1,904,350	11,498	2.40%
Non-ASC 310-30 loans, net ³	9,567,679	108,921	4.52%	9,977,591	107,813	4.30%	9,554,161	119,232	4.96%
ASC 310-30 loans, net ⁴	—	—	—%	47,006	1,217	10.30%	52,296	1,722	13.10%
Loans, net	9,567,679	108,921	4.52%	10,024,597	109,030	4.33%	9,606,457	120,954	5.01%
Total interest-earning assets	11,965,555	117,195	3.89%	12,184,093	118,429	3.87%	11,543,610	133,060	4.59%
Noninterest-earning assets	614,946			610,228			1,267,983
Total assets	$12,580,501	$117,195	3.70%	$12,794,321	$118,429	3.68%	$12,811,593	$133,060	4.13%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,664,117			$2,575,732			$1,977,084
Interest-bearing deposits	7,278,073	$3,966	0.22%	7,079,302	$4,534	0.25%	6,306,861	$13,373	0.84%
Time deposits	1,187,148	2,026	0.68%	1,371,589	3,251	0.94%	1,847,954	8,567	1.84%
Total deposits	11,129,338	5,992	0.21%	11,026,623	7,785	0.28%	10,131,899	21,940	0.86%
Securities sold under agreements to repurchase	78,639	18	0.09%	73,451	18	0.10%	66,527	31	0.19%
FHLB advances and other borrowings	120,000	862	2.85%	315,641	2,203	2.78%	497,034	3,082	2.47%
Subordinated debentures and subordinated notes payable	108,846	817	2.98%	108,812	897	3.28%	108,663	1,311	4.80%
Total borrowings	307,485	1,697	2.19%	497,904	3,118	2.49%	672,224	4,424	2.62%
Total interest-bearing liabilities	11,436,823	$7,689	0.27%	11,524,527	$10,903	0.38%	10,804,123	$26,364	0.97%
Noninterest-bearing liabilities	61,601			94,798			98,951
Stockholders' equity	1,082,077			1,174,996			1,908,519
Total liabilities and stockholders' equity	$12,580,501			$12,794,321			$12,811,593
Net interest spread			3.43%			3.30%			3.16%
Net interest income and net interest margin (FTE)		$109,506	3.63%		$107,526	3.51%		$106,696	3.68%
Less: Tax equivalent adjustment		1,598			1,508			1,523
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$107,908	3.58%		$106,018	3.46%		$105,173	3.62%
[1] Annualized for all partial-year periods.
[2] Interest income includes nominal and $0.4 million for the first quarter of fiscal years 2021 and 2020, respectively, resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets.

[3] Interest income includes $0.0 million and $0.6 million for the first quarter of fiscal years 2021 and 2020, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

[4] Beginning in the first quarter of fiscal year 2021, ASC 310-30 loans began being reported with non-ASC 310-30 loans. Upon adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, discounts on ASC 310-30 loans related to noncredit factors accreted to interest income were immaterial.

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Exhibit 99.1
Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, pre-tax pre-provision income ("PTPP"), tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the second quarter of fiscal year 2020 COVID-19 impact on credit and other related charges and the impairment of goodwill and certain intangible assets). Our PTPP income excludes total provision for credit losses, credit gains/losses on loans held for investment measured at fair value and goodwill impairment. Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share), measure our ability to generate capital by providing net income excluding credit losses (for PTPP income) and measure net income based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans and adjusted yield on loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the three months ended:
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income (loss) - GAAP	$41,319	$11,136	$5,400	$(740,618)	$43,274
Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax	—	—	—	713,013	—
Add: COVID-19 impact on credit and other related charges, net of tax	—	—	—	56,685	—
Adjusted net income	$41,319	$11,136	$5,400	$29,080	$43,274

Weighted average diluted common shares outstanding	55,247,343	55,164,548	55,145,619	55,906,002	56,457,967
Earnings per common share - diluted	$0.75	$0.20	$0.10	$(13.25)	$0.77
Adjusted earnings per common share - diluted	$0.75	$0.20	$0.10	$0.52	$0.77

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the three months ended:
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands except share and per share amounts)
Pre-tax pre-provision income ("PTPP"):
Income (loss) before income taxes - GAAP	$52,708	$10,279	$5,878	$(778,348)	$55,873
Add: Provision for credit losses - GAAP	11,899	16,853	21,641	71,795	8,103
Add: Change in fair value of FVO loans and related derivatives - GAAP	1,672	24,648	25,001	10,533	2,124
Add: Goodwill impairment - GAAP	—	—	—	742,352	—
Pre-tax pre-provision income	$66,279	$51,780	$52,520	$46,332	$66,100

Tangible net income and return on average tangible common equity:
Net income (loss) - GAAP	$41,319	$11,136	$5,400	$(740,618)	$43,274
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	261	261	261	713,440	377
Tangible net income (loss)	$41,580	$11,397	$5,661	$(27,178)	$43,651

Average common equity	$1,082,077	$1,174,996	$1,163,724	$1,918,035	$1,908,519
Less: Average goodwill and other intangible assets	6,004	6,265	6,527	741,257	748,146
Average tangible common equity	$1,076,073	$1,168,731	$1,157,197	$1,176,778	$1,160,373

Return on average common equity *	15.2%	3.8%	1.9%	(155.3)%	9.0%
Return on average tangible common equity **	15.3%	3.9%	2.0%	(9.3)%	15.0%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$107,908	$106,018	$106,251	$101,983	$105,173
Add: Tax equivalent adjustment	1,598	1,508	1,601	1,514	1,523
Net interest income (FTE)	109,506	107,526	107,852	103,497	106,696
Add: Current realized derivative gain (loss)	(3,393)	(3,541)	(3,040)	(1,250)	(890)
Adjusted net interest income (FTE)	$106,113	$103,985	$104,812	$102,247	$105,806

Average interest-earning assets	$11,965,555	$12,184,093	$12,156,505	$11,590,453	$11,543,610
Net interest margin (FTE) *	3.63%	3.51%	3.57%	3.59%	3.68%
Adjusted net interest margin (FTE) **	3.52%	3.40%	3.47%	3.55%	3.65%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$107,323	$106,305	$107,725	$111,970	$117,709
Add: Tax equivalent adjustment	1,598	1,508	1,601	1,514	1,523
Interest income (FTE)	108,921	107,813	109,326	113,484	119,232
Add: Current realized derivative gain (loss)	(3,393)	(3,541)	(3,040)	(1,250)	(890)
Adjusted interest income (FTE)	$105,528	$104,272	$106,286	$112,234	$118,342

Average non-ASC310-30 loans	$9,567,679	$9,977,591	$9,974,802	$9,496,153	$9,554,161
Yield (FTE) *	4.52%	4.30%	4.41%	4.81%	4.96%
Adjusted yield (FTE) **	4.38%	4.16%	4.29%	4.75%	4.93%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the three months ended:
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(dollars in thousands except share and per share amounts)
Efficiency ratio:
Total revenue - GAAP	$122,056	$102,068	$94,568	$101,900	$120,906
Add: Tax equivalent adjustment	1,598	1,508	1,601	1,514	1,523
Total revenue (FTE)	$123,654	$103,576	$96,169	$103,414	$122,429

Noninterest expense	$57,449	$74,936	$67,049	$808,453	$56,930
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	261	261	278	742,779	427
Tangible noninterest expense	$57,188	$74,675	$66,771	$65,674	$56,503

Efficiency ratio *	46.2%	72.1%	69.4%	63.5%	46.2%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,068,501	$1,162,933	$1,160,644	$1,153,464	$1,920,669
Less: Goodwill and other intangible assets	5,904	6,164	6,425	6,703	749,481
Tangible common equity	$1,062,597	$1,156,769	$1,154,219	$1,146,761	$1,171,188

Total assets	$12,814,383	$12,604,439	$12,934,328	$12,387,808	$12,851,665
Less: Goodwill and other intangible assets	5,904	6,164	6,425	6,703	749,481
Tangible assets	$12,808,479	$12,598,275	$12,927,903	$12,381,105	$12,102,184

Tangible common equity to tangible assets	8.3%	9.2%	8.9%	9.3%	9.7%

Tangible book value per share:
Total stockholders' equity	$1,068,501	$1,162,933	$1,160,644	$1,153,464	$1,920,669
Less: Goodwill and other intangible assets	5,904	6,164	6,425	6,703	749,481
Tangible common equity	$1,062,597	$1,156,769	$1,154,219	$1,146,761	$1,171,188

Common shares outstanding	55,105,105	55,014,189	55,014,047	55,013,928	56,382,915
Book value per share - GAAP	$19.39	$21.14	$21.10	$20.97	$34.06
Tangible book value per share	$19.28	$21.03	$20.98	$20.84	$20.77
GREAT WESTERN BANCORP, INC.
Media Contact:
Lexie Feterl, 605.978.5829
alexis.feterl@greatwesternbank.com
Investor Relations Contact:
Seth Artz, 605.988.9253
seth.artz@greatwesternbank.com
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